Exhibit 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July 24, 2012 by and among International Textile Group, Inc., a Delaware corporation (the “Issuer”), and each of WLR Recovery Fund III, L.P., a Delaware limited partnership (“Fund III”), WLR Recovery Fund IV, L.P., a Delaware limited partnership (“Fund IV”) and WLR IV Parallel ESC, L.P., a Delaware limited partnership (“Parallel”, and together with Fund III and Fund IV, collectively, the “Investors”).

RECITALS

A.           The Investors have heretofore made certain loans to the Issuer which are currently evidenced by the Fund III Note, the Fund IV Note and the Parallel Note made by the Issuer in favor of the Investors, as more particularly described and defined in Exhibit A hereto (each, a “Note” and collectively, the “Notes”), which Notes are subject to that certain Debt Subordination Agreement dated as of December 3, 2007 as amended and restated by that certain Amended and Restated Debt Subordination Agreement dated as of December 22, 2009 (the “Subordination Agreement”); and

B.           The Issuer desires to cause all principal and accrued interest on the Notes to be repaid (or prepaid as the case may be), and the obligations of the Issuer represented thereby to be cancelled, by exchanging the indebtedness evidenced by the Notes for shares of Series C Preferred Stock (the “Series C Preferred”) with the powers, designations, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative, participating, optional or other special rights, and with the qualifications, limitations or restrictions on the shares of such Series C Preferred Stock, as shall be set forth in a Certificate of the Designation of Series C Preferred Stock of the Issuer to be filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) in the form attached hereto as Exhibit B (as so filed, the “Certificate of Designation”); and

C.           The Investors desire to acquire shares of the Series C Preferred in exchange for the satisfaction in full and cancellation of the Notes at the exchange ratio provided in Section 1.1 hereof (the “Debt Exchange”); and

D.           The Debt Exchange is permitted under Section 4(c) of the Subordination Agreement; and

E.           The Issuer and the Investors are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Notes for shares of Series C Preferred;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

EXCHANGE OF STOCK AND DEBT SECURITIES

1.1           Debt Exchange.

(a)      Each Investor hereby agrees, subject to the terms and conditions set forth herein, at the Closing (as defined below) to exchange the aggregate outstanding principal amount of the Notes held by such Investor, together with all interest thereon accrued through the effective date of such exchange (collectively, the “Total Amount Owed”), for shares of the Series C Preferred (including any fractional shares thereof so issued, the “Exchange Shares”) issued at an exchange ratio of one (1) Exchange Share for each $1,000.00 of Total Amount Owed  to such Investor at the time of exchange as set forth in Exhibit A hereto in full repayment and satisfaction for the Total Amount Owed.

(b)      Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (the “Closing”) to be held effective at 6:00 p.m., local time, on July 24, 2012 (the “Scheduled Closing Date”), at the offices of Jones Day, 1420 Peachtree Street, Suite 800, Atlanta, Georgia  30309, or at such other time, date or place as the parties hereto may mutually agree upon. For each day or partial day that the Closing occurs before or after the Scheduled Closing Date, the Total Amount Owed as shown in Exhibit A shall be adjusted by the applicable daily interest accrual.  At the Closing, the Investors shall deliver the Notes for cancellation and the Issuer shall deliver to the Investors certificates representing the Exchange Shares. Upon the issuance of the Exchange Shares, the Fund III Note, the Fund IV Note and the Parallel Note shall be deemed cancelled and of no further force and effect, and all indebtedness thereunder or evidenced thereby shall be deemed hereby released and fully discharged, and no Investor shall have any further rights or claims arising therefrom, irrespective of whether any physical Notes or other evidences of indebtedness have been surrendered or marked “cancelled”.

(c)      The Exchange Shares will be issued in full satisfaction and payment of the Total Amount Owed on the Notes, and from and after the consummation of the Debt Exchange the Notes shall represent solely the right to receive the Exchange Shares.  The Issuer shall pay any documentary, stamp or similar issue or transfer tax due with respect to the Debt Exchange, provided that any such amount shall reduce the Total Amount Owed and the total Exchange Shares issued shall be reduced accordingly.

(d)      As soon as practicable after the date hereof, the Issuer shall cause the Certificate of Designation to be duly approved by all necessary corporate approvals and to be duly filed with the Secretary of State.

1.2           Legend.  Any certificate or certificates representing the Exchange Shares (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable law (and the Issuer may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend and the stop transfer instructions shall be removed and the Issuer shall issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are registered under the Securities Act of 1933, or (ii) if such securities are sold pursuant to Rule 144 under the Securities Act of 1933, or (iii) if such securities are eligible for transfer under Rule 144(k) under the Securities Act of 1933, and, in the case of (ii) or (iii), when the Investor holding such securities has furnished to the Issuer evidence to such effect that Issuer finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to issuer (as to form and substance and counsel).

Article 2

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investor that:

2.1           Corporate Status.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to enter into this Agreement and perform its obligations hereunder.

2.2           Capitalization.  The authorized capital stock of the Issuer consists (or will consist upon the filing with the Secretary of State of the State of Delaware and effectiveness of the Certificate of Designation creating the Series C Preferred) of 250,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), 100,000,000 shares of preferred stock, of which 13,000,000 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred”), 5,000,000 shares are designated as Series B Convertible Preferred Stock (“Series B Preferred”), and 5,000,000 shares are designated as Series C Preferred Stock.  As of the date of this Agreement, 17,468,327 shares of Common Stock are issued and outstanding, 12,039,743.2908 shares of Series A Preferred are issued and outstanding, and no shares of Series B Preferred or Series C Preferred are issued or outstanding.

2.3           Power and Authority; Binding Agreement.  The Issuer has the requisite corporate power and authority to execute and deliver, and when the Certificate of Designation has been adopted and filed with the Secretary of State of the State of Delaware, to issue the Exchange Shares under this Agreement, and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange.  This Agreement has been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

2.4           Non-Contravention.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the certificate of incorporation or by-laws of the Issuer.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Issuer or any of its subsidiaries under, (i) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Issuer or any of its subsidiaries or their respective properties or assets or (ii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries or their respective properties or assets, other than, in clauses (i) and (ii), any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of the Issuer and its subsidiaries taken as a whole or (y) the ability of the Issuer to perform its obligations under this Agreement.

2.5           Consents and Governmental Approvals.  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by the Issuer in connection with the execution and delivery of this Agreement by the Issuer or the consummation by the Issuer of the Debt Exchange or the other transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Issuer.

2.6           Valid Issuance.  When issued pursuant to this Agreement in connection with the Debt Exchange, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, and the Investors will each receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Issuer that:

3.1           Partnership Status/Authority/Binding Agreement.  Such Investor is a limited liability company duly formed and existing in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to execute and deliver, and perform its obligations under, this Agreement.  All acts required to be taken by such Investor and its partners to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken. Such Investor has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange.  This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms.

3.2           Title to the Notes.  Such Investor is the sole record and beneficial holder of its respective Note, and holds such Note free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever. No Investor has assigned, transferred, pledged or hypothecated any Note or any right (including the right to receive payment) thereunder, and the Investor represents and warrants to the Issuer that upon the Closing of the Debt Exchange, no person or entity shall have any further rights  (including any right to receive any payment) under any of the Notes or any predecessor notes or any other instruments of indebtedness.

3.3           Investment Intent.  Such Investor is acquiring the Exchange Shares being delivered to such Investor under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Securities Act of 1933 or any applicable state securities law.  Such Investor will not sell or otherwise dispose of any of such Exchange Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act of 1933 and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws.  Such Investor understands that the Exchange Shares it is acquiring under this Agreement have not been registered under the Securities Act of 1933 by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and that the reliance of the Issuer on this exemption is predicated in part on these representations and warranties of Investor.  Such Investor acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Exchange Shares and related stop transfer instructions will be noted in the transfer records of the Issuer and/or its transfer agent for the Exchange Shares, and that such Investor will not be permitted to sell, transfer or assign any of the Exchange Shares acquired hereunder until such Exchange Shares are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

3.4           Investor Status.  Such Investor (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act of 1933 or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Debt Exchange; and (v) has been given an opportunity to obtain such information from the Issuer as such Investor deems necessary or appropriate with respect to the Debt Exchange.

3.5           Non-Contravention.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the partnership agreement and/or other documents governing the internal affairs of the Investor.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Investor or any of its subsidiaries under, (i) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (including without limitation, the Subordination Agreement), obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Investor or any of its respective properties or assets or (ii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or any of its respective properties or assets, other than, in clauses (i) and (ii), any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement.

3.6           Consents and Governmental Approvals.  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity  is required by the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the Debt Exchange or the other transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Investor or its ability to perform its obligations hereunder.

3.7           No Brokers. Neither such Investor, nor any of its respective  partners or other representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Debt Exchange.

Article 4

CONDITIONS

4.1           Issuer’s Conditions.  The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a)      The representations and warranties of the Investors set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b)      All proceedings, corporate or otherwise, required to be taken by the Investors on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Investor on or prior to the Closing shall have been obtained.

(c)      The Investors shall have delivered the Notes to the Issuer for cancellation.

(d)      The Investors shall have delivered to the Issuer such other documents, certificates or other information as the Issuer or its counsel may reasonably request.

4.2           Investors’ Conditions.  The obligations of the Investors to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a)      The representations and warranties of the Issuer set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b)      All proceedings, corporate or otherwise required to be taken by the Issuer on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Issuer on or prior to the Closing shall have been obtained.

(c)      A copy of the Certificate of Designation, as filed with, and certified as of a recent date by, the Secretary of State, shall have been delivered to the Investors.

(d)      The Issuer shall have issued and delivered, or cause to be issued and delivered, to the Investors, stock certificates or evidence of book entry registration, registered in the name of each respective Investor, representing duly authorized, validly issued, fully paid and non-assessable Exchange Shares.

(e)      The Issuer shall have delivered to the Investors such other documents, certificates or other information as the Investors or their counsel may reasonably request.

Article 5

MISCELLANEOUS

5.1           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender's facsimile machine.  A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee.  Notices to the respective parties hereto must be addressed as follows:

If to the Investors:	c/o WL Ross & Co. LLC 1166 Avenue of the Americas New York, New York 10036 Attention: David L. Wax Telephone: (212) 826-2111 Telecopier: (212) 387-4891

With a copy to:

Jones Day 1420 Peachtree Street, Suite 800 Atlanta, Georgia 30309 Attention: Mark L. Hanson, Esq. Telephone: (404) 521-3939 Telecopier: (404) 581-8330

If to the Issuer:	International Textile Group, Inc. 804 Green Valley Road, Suite 300 Greensboro, North Carolina 27408 Attention: Neil M. Koonce, Esq. Telephone: (336) 379-6568 Telecopier: (336) 379-2221

If to the Special Committee:
Special Committee of the Board of Directors
of International Textile Group, Inc.
c/o  Lewis H. Lazarus, Esq.
Morris James LLP
500 Delaware Avenue, Ste. 1500
P.O. Box 2306
Wilmington DE 19899-2306 (or 19801-1494 for courier delivery)
Telephone:      (302) 888-6970
Telecopier:      (302) 571-1750

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

5.2           Headings.  The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4           Enforceability.  If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5           Law Governing.  This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware applicable to contracts executed in and to be fully performed in that state.  Any suit, action or proceeding arising out of, or based upon, any claim involving this Agreement shall be instituted exclusively in the courts of the State of Delaware, sitting in the County of New Castle, Delaware and/or in the United States District Court for the District of Delaware, and the parties hereto waive any objection which they or any of them may have to the laying of venue of such suit, action or proceeding therein. Each of the parties hereto hereby consents to the exercise of personal jurisdiction over such party by any such court in any such suit, action or proceeding, and hereby waives trial by jury in any such suit or proceeding.

5.6           Confidentiality.  Until the Issuer makes a press release or other public announcement about the Exchange, the Investors will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL TEXTILE GROUP, INC.

/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President

WLR RECOVERY FUND III, L.P.

By:	WLR RECOVERY ASSOCIATES III, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Person

WLR RECOVERY FUND IV, L.P.

By:	WLR RECOVERY ASSOCIATES IV, LLC,
By: its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Person

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates, LLC,
its General Partner

By:	/s/ Michael J. Gibbons
Name:	Michael J. Gibbons
Title:	Authorized Person

EXHIBIT A

Debt Securities of the Issuer to be Cancelled upon Debt Exchange

Investor	Note	Outstanding Principal Amount (including PIK Interest Converted to Principal through 3/31/12)	Accrued Interest as of the Scheduled Closing Date	Total Amount Owed to Investor as of the Scheduled Closing Date	Total Shares to be Issued on Scheduled Closing Date
WLR Recovery Fund III, L.P.	Amended and Restated Promissory Note dated March 30, 2011 which re-evidenced certain outstanding obligations previously evidenced by (i) Promissory Note due June 6, 2012 in the original face amount of $2,275,000 and (ii) Promissory Note due June 6, 2012 in the original face amount of $2,730,000 (the “Fund III Note”)	$ 9,678,202.70	$ 556,496.65	$ 10,234,699.35	10,234.6994
WLR Recovery Fund IV, L.P.	Amended and Restated Promissory Note dated March 30, 2011 which re-evidenced certain outstanding obligations previously evidenced by (i) Promissory Note due June 6, 2012 in the original face amount of $22,650,000 and (ii) Promissory Note due June 6, 2012 in the original face amount of $27,180,000 (the “Fund IV Note”)	$96,356,610.99	$ 5,540,505.14	$ 101,897,116.13	101,897.1161
WLR IV Parallel ESC, L.P.	Amended and Restated Promissory Note dated March 30, 2011 which re-evidenced certain outstanding obligations previously evidenced by (i) Promissory Note due June 6, 2012 in the original face amount of $75,000 and (ii) Promissory Note due June 6, 2012 in the original face amount of $90,000 (the “Parallel Note”)	$319,061.67	$ 18,346.06	$337,407.73	337.4077

A-1

EXHIBIT B

Form of Certificate of Designation

[Attached]

B-1